PEN INTERCONNECT, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 19, 1997


To the Shareholders of Pen Interconnect, Inc.:

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders of Pen Interconnect, Inc., a Utah corporation (the "Company"), will be held on Wednesday, February 19, 1997, at 3:00 p.m., local time, at The Hilton Hotel, 150 West 500 South, Salt Lake City, Utah (the "Meeting"), for the following purposes:

1. To elect four (4) directors to serve for one year terms, or until their respective successors shall be duly elected or appointed.

2. To ratify the appointment of Grant Thornton LLP, as independent auditor for the Company for the fiscal year ending September 30, 1997 for the purpose of auditing the financial statements and books of the Company for and during the period ending on that date.

3. To transact such other business as may properly come before the Meeting, or any adjournment or postponement thereof.

     The Board of Directors has established December 20, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. Accordingly, only shareholders of record at the close of business on that date are entitled to vote at the Meeting, or any adjournment or postponement thereof.

                                      BY ORDER OF THE BOARD OF
                                      DIRECTORS

                                      /s/ C. Reed Brown
                                      C. Reed Brown
                                      Secretary
Salt Lake City, Utah
January 24, 1997

                                   IMPORTANT

     Shareholders are cordially invited to attend the Meeting. Regardless of whether you expect to attend the Meeting in person, we urge you to read the attached Proxy Statement and sign and date the accompanying proxy card and return it in the enclosed postage-prepaid envelope. It is important that your shares be represented at the Meeting. If you receive more than one proxy card because your shares are registered in different names or notices go to different addresses, each card should be completed and returned to assure that all of your shares are voted. Your proxy will not be used if you are present at the Meeting and desire to vote your shares personally.

                             PEN INTERCONNECT, INC.

                              2351 South 2300 West
                           Salt Lake City, Utah 84119

                              ---------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 19, 1997

                              ---------------------

SOLICITATION OF PROXIES

     This Proxy Statement is furnished to shareholders of Pen Interconnect, Inc., a Utah corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies from the Company's shareholders for use at the 1997 Annual Meeting of Shareholders of the Company to be held on Wednesday, February 19, 1997, at 3:00 p.m., local time, at The Hilton Hotel, 150 West 500 South, Salt Lake City, Utah, and at any adjournment or postponement thereof (the "Meeting"). At the Meeting, the Company's shareholders will be asked to (i) elect four directors, (ii) approve independent public accountants to audit the Company's financial statements for the fiscal year ending September 30, 1997, and (iii) vote on such other matters as may properly come before the Meeting or any adjournment or postponement of the Meeting.

     The approximate date upon which this Proxy Statement, the enclosed proxy and the attached Notice of Annual Meeting of Shareholders are first being sent to shareholders is January 27, 1997.

     The entire cost of soliciting proxies for use at the Meeting will be borne by the Company. Proxies will be solicited by use of the mails. Directors, officers and regular employees of the Company may also solicit proxies by telephone, telecopier or personal contact. The Company will not pay any special compensation, to any person, in connection with the solicitation of proxies. The cost of the solicitation of proxies will include the cost of supplying necessary copies of the solicitation materials to the beneficial owners of those common shares which are held of record by brokers, dealers, banks, voting trustees and their nominees, including, upon request, the reasonable expenses which are incurred by such record holders in mailing the solicitation materials to beneficial owners.

PROXIES

     Proxies in the enclosed form will be effective if they are properly executed, returned to the Company prior to the Meeting, and not revoked. The common shares represented by each effective proxy will be voted at the Meeting in accordance with the instructions of the shareholder. If no instructions are indicated on a proxy, all common shares represented by that proxy will be voted (i) in favor of the election of the nominees for directors described in this proxy statement, (ii) in favor of ratification of the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending September 30, 1997, and (iii) in the discretion of the persons named in the accompanying Proxy, upon such other matters as may properly come before the Meeting.

     A shareholder giving a proxy pursuant to this solicitation may revoke it at any time prior to its exercise by delivering to the Secretary of the Company a written notice of revocation, or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Any written notice revoking a proxy should be sent to the principal executive offices of the Company, addressed as follows: Pen Interconnect, Inc., 2351 South 2300 West, Salt Lake City, Utah 84119 attn: Secretary.

INFORMATION ON OUTSTANDING SHARES AND VOTING

     Only shareholders of record at the close of business on December 20, 1996, are entitled to notice of, and to vote at, the Meeting. At the record date, 3,033,407 of the Company's common shares, par value $.01 per share, were issued and outstanding and there were no preferred shares outstanding. Each share is entitled to one vote.

     A majority of the votes entitled to be cast at the Meeting is required for a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes (i.e., shares held by brokers or nominees as to which the broker or nominee indicates on a proxy that it does not have discretionary authority to vote) are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. Each is tabulated separately. Under Utah law, once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against the proposal. In the election of directors, the four nominees receiving the highest number of votes will be elected. Abstentions and broker non-votes will not be considered as votes cast against any matter considered at the Meeting and will not affect the outcome of any matter considered at the Meeting


                      PROPOSAL # 1 - ELECTION OF DIRECTORS

Nominees and Information

     At the Meeting, four (4) directors are to be elected to serve one year terms expiring at the annual meeting of shareholders to be held in 1998. All directors will serve until their successors are duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     The persons named as proxy holders in the enclosed proxy cards (Messrs. James S. Pendleton and Wayne R. Wright) have advised the Company that, unless a contrary direction is indicated on the proxy card, they intend to vote for the four nominees named below. They have also advised the Company that in the event any of the four nominees are not available for election for any reason, they will vote for the election of such substitute nominee or nominees, if any, as the Board of Directors may propose. The Board of Directors has no reason to believe that any nominee will be unavailable to serve on the Board. The four nominees receiving the highest number of votes at the Meeting will be elected.

     The Company's nominees for the Board of Directors are as follows:

                                                                                                            Director
               Name                    Age         Principal Occupation                                       Since
               ----                    ---         --------------------                                       -----
James S. Pendleton                     58     Business Executive - Chief Executive                            1985
                                              Officer of the Company and Chairman of the
                                              Board
Wayne R. Wright                        58     Business Executive - Executive Vice                             1985
                                              President and Chief Financial Officer of the
                                              Company
Stephen C. Fryer                       58     Business Executive - Senior Vice President                      1995
                                              of Sales and Marketing
C. Reed Brown                          50     Attorney - Secretary                                            1989


     JAMES S. PENDLETON has been Chairman of the Board, President and Chief Executive Officer of the Company since 1985. Mr. Pendleton has also served the Company as Operations Manager for Product Design. From 1974 to 1985, Mr. Pendleton was President and CEO of PenTec Enterprises. From 1972 to 1974, he served as a Sales Manager for W.H. Bintze, an electronics distribution company. From 1964 to 1972, Mr. Pendleton was an electronics sales representative for Straube Associates, a company specializing in electronic components. Prior to joining Straube Associates, Mr. Pendleton served in the U.S. Navy as an Aviation and Electronics Specialist. Mr. Pendleton attended Foothill College of Business Administration.

     WAYNE R. WRIGHT has served as Executive Vice President and Chief Financial Officer of the Company since 1985. From 1984 to 1985, he was Vice President and CFO of PenTec Enterprises. From 1968 to 1984 he was Controller, Vice President of Operations and Division General Manager for Beehive International, a computer peripheral company. From 1967 to 1968, Mr. Wright was the General Accounting Manager for Litton Data Systems. From 1961 to 1968, he was employed by Beeline/Frontier Refinery as Division Office Manager. Mr. Wright received his Bachelor of Science Degree in Accounting and Finance from the University of Utah.

     C. REED BROWN has served as a director of the Company since 1989. Since 1973, he has been a practicing attorney. From 1992 to 1996 he served as Vice President and General Counsel of Exerhealth, Inc.

     STEPHEN C. FRYER has served as a director of the Company since 1995 and as the Senior Vice President of Sales and Marketing since October 15, 1996. From 1989 to 1996 Mr.

Fryer was a principal in Ventana International, Ltd., an Irvine, California based venture capital and private investment banking firm. Mr. Fryer graduated from the University of Southern California in 1960 with a Bachelors Degree in Mechanical Engineering and has spent in excess of 28 years in the computer business in the United States as well as Asia and Europe.

Board of Director Meetings and Committees

     The Board of Directors held 11 meetings in fiscal year ended September 30, 1996. Each director attended at least 75% of all of the meetings of the Board of Directors.

     The Board of Directors  has a standing  Audit  Committee  and  Compensation
Committee.   The  Audit  Committee  met  twice  during  fiscal  year  1996.  The
Compensation Committee met three times during fiscal year 1996.

     The responsibilities of the Audit Committee include: (1) the recommendation of the selection and retention of the Company's independent public accountants;
(2) the review of the independence of such accountants; (3) the review of the Company's internal control system; and (4) the review of the Company's annual financial report to stockholders. The Audit Committee is comprised of Messrs. C. Reed Brown, Chairman, Wayne R. Wright and Stephen C. Fryer. The Compensation Committee is comprised of Stephen C. Fryer, Chairman, C. Reed Brown and Wayne R. Wright.

Compensation of Directors

     Members of the Board of Directors employed by the Company do not receive any separate compensation for services performed as a Director. Members of the Board of Directors not employed by the Company received $525 per month. Directors are reimbursed for their actual expenses incurred in connection with their attendance at meetings of the Board of Directors.

Certain Relationships and Related Transactions

     The following information summarizes certain transactions, either engaged in within the last two (2) years or proposed to be engaged in by the Company and the individuals described.

     During 1989, the Company loaned to Mr. Pendleton $370,335, at an interest rate of 10% per annum, evidencing this transaction. The balance of the loan was zero and $47,311 as of September 30, 1996 and 1995, respectively. Interest income received was $5,006 and $7,846 for the years ended September 30, 1996 and 1995, respectively.

     During the period ended September 30, 1995, the Company guaranteed personal indebtedness of Mr. Pendleton in the maximum amount outstanding at any one time of $180,000. This indebtedness was paid in full during fiscal year 1996 and the guarantee was released.

               THE BOARD OF DIRECTORS  UNANIMOUSLY  RECOMMENDS THAT SHAREHOLDERS
            VOTE FOR ALL OF THE FOUR DIRECTOR NOMINEES.

                          PROPOSAL #2 - RATIFICATION OF
                               INDEPENDENT AUDITOR

     At the meeting, shareholders will be asked to elect, ratify and approve the Company's independent public accountants for the fiscal year ending September 30, 1997. Currently, Grant Thornton LLP ("Grant Thornton") acts as the Company's principal accountant, and has acted in that capacity since March, 1995.

     The Company does not anticipate that any representative of Grant Thornton will be present at the Meeting. If a representative is present, he or she will have the opportunity to make a statement, and will be expected to be available to respond to appropriate questions from shareholders.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                 THAT SHAREHOLDERS VOTE TO RATIFY THE SELECTION
               OF GRANT THORNTON AS INDEPENDENT PUBLIC ACCOUNTANTS
                   FOR THE COMPANY FOR THE FISCAL YEAR ENDING
                               SEPTEMBER 30, 1997.


                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table lists the names, ages and positions held by all directors and executive officers of the Company as of the date hereof. Directors serve until the next annual meeting of shareholders and until their successors have been duly elected or appointed. Executive officers serve at the discretion of the Board of Directors.

                                                                                Year First
                                                                                Elected or
             Name                Age            Position                         Appointed
             ----                ---            --------                         ---------
Alan Weaver                       53     President and Chief Operating           1996
                                         Officer
James S. Pendleton                58     Chief Executive Officer and             1985
                                         Chairman of the Board
Wayne R. Wright                   58     Executive Vice President, Chief         1985
                                         Financial Officer and Director
C. Reed Brown                     49     Secretary and Director                  1989
Stephen C. Fryer                  58     Senior Vice President of Sales and      1995
                                         Marketing and Director
L. Carl Rasmussen                 62     Vice President of Consumer Sales        1994


Robert "Duke"                     62     Senior Vice President of Investor       1991
DeForest                                 Relations

Business Biographies

     For a description of the business biographies of certain of the Company's officers and directors, see the section of this Proxy Statement entitled "Election of Directors."

     Alan Weaver has served as President of the Company since September 20, 1996. From September of 1993 until April 1, 1996 Mr. Weaver was the President of the InCirT Technology Division of The Cerplex Group, Inc. From 1990 to September 1993, he was the President of InCirT Technology Incorporated. Prior to joining InCirT, Mr. Weaver was President of Curtis Electronics from 1982 to 1990, Manager of Strtegic Planning for the International Groups Product Division of Digital Equipment Corp. from 1980 to 1982, and Director of Operations for the Electronics Division of Northern Telecom Inc. from 1977 to 1980.

     L. Carl Rasmussen has served as a Vice President of the Company since 1994, and previously was Director of Marketing from 1987. From 1984 to 1987 he was a self-employed electronics sales representative. From 1973 to 1984, he served as Director of Marketing, Sales Manager and in other managerial positions for Beehive International, a computer peripheral company. Mr. Rasmussen received his Bachelor of Science Degree from the College of Engineering at Utah State University.

     Robert "Duke" DeForest joined the Company in 1991 as a Vice President. In September of 1996, he was named as Senior Vice President of Investor Relations. From 1989 to 1991, he owned and managed Datavault/Rocky Mtn. Sales, a company specializing in electronic sales and electronic televaulting. From 1987 to 1989, he was employed as Senior Vice President/Director for Forval America, Inc., a Japanese marketing company which specializes in the high-speed modem business. From 1981 to 1987, he was President, Chief Executive Officer and a Director of Digital Recording Corporation, a public company which specializes in optical recording. Mr. DeForest has also served as Senior Vice President of Operations and Vice President of Sales and Marketing for Beehive International. He received his Bachelor of Science Degree in Electrical Engineering from the University of Wyoming and a Masters of Science Degree in Electrical Engineering from the University of Utah.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Company's executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the
Company's  equity  securities,  to file  reports  of  ownership  and  changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers Automated Quotations System ("NASDAQ") and to furnish the Company with copies.

     Based on its review of the copies of such forms received by the Company, or written representations from certain reporting persons, the Company believes that during fiscal year 1996 all filing requirements under Section 16(a) were complied with.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number of shares of the Company's common stock beneficially owned as of December 20, 1996, (i) by each person who is known by the Company to own beneficially more than 5% of the Company's common stock, (ii) by each director and director nominee, (iii) by each of the Company's named executive officers, (iv) by all directors, director nominees and executive officers, as a group, as reported by each such person. Unless otherwise indicated, each stockholder's address is c/o the Company, 2351 South 2300 West, Salt Lake City, Utah 84119.

                                               Amount and
                                               Nature of
Beneficial Owner, Directors, Nominees          Beneficial           % of
   and Named Executive Officers               Ownership(1)         Class

James S. Pendleton (2)(3)                        875,037            28.6%
James S. Pendleton Family Trust                  456,441            15.0%
Virginia C. G. Pendleton Family Trust            373,452            12.3%
Wayne R. Wright (4)                              227,109             7.4%
C. Reed Brown(5)                                   8,000              .3%
Stephen C. Fryer(6)                               34,502             1.1%
Holders of More than 5%
The Cerplex Group, Inc.                          316,737            10.4%
1382 Bell Avenue
Tustin, California
Dogwood Associates, Inc.                          214,000             7.1%
5 Dogwood Lane
Lawrence, New York  11559
West End Capital Corp. Pty. Ltd.                  214,000             7.1%
14 Church Street
Hawthorn, Victoria, Australia 3122
All Officers and Directors as a Group           1,264,199            40.0%
(persons) (2)(3)(4)(5)(6)

(1)  Except as noted otherwise, all shares are owned beneficially and of record.

(2) Includes 456,441 shares of Common Stock held by the James S. Pendleton Family Trust of which Mr. Pendleton is a trustee and beneficiary, 15,144 Shares in Mr. Pendleton's account in the Company's ESOP, and 30,000 shares that are unissued but with respect to which Mr. Pendleton has the right to acquire beneficial ownership through the exercise of stock options within 60 days of the date of this Proxy Statement.

(3) Includes 373,452 Shares of Common Stock held by the Virginia C. G. Pendleton Family Trust. Mr. Pendleton has voting control of these Shares.

(4) Includes 100,000 shares held by the Wayne R. Wright Family Trust, 50,000 shares held by the LaRae Wright Family Trust of which Mr. Wright is a trustee and beneficiary, 7,109 Shares in Mr. Wright's account in the ESOP, and 30,000 shares that are unissued but with respect to which Mr. Wright has the right to acquire beneficial ownership through the exercise of stock options within 60 days of the date of this Proxy Statement.

(5) Includes 8,000 shares that are unissued but with respect to which Mr. Brown has the right to acquire beneficial ownership through the exercise of stock options within 60 days of the date of this Proxy Statement.

(6) Includes 12,000 shares that are unissued but with respect to which Mr. Fryer has the right to acquire beneficial ownership through the exercise of stock options within 60 days of the date of this Proxy Statement.


     Except as set forth above, the Company knows of no beneficial owner of five percent of more of the Company's common stock nor does it know of any arrangement which may at a subsequent date result in a change of control of the Company.

COMPENSATION OF EXECUTIVE OFFICERS



   Name and Principal        Fiscal                                  All Other
        Position              Year       Salary        Bonus       Compensation
James S. Pendleton            1996      $133,500    $45,332            $-0-
                              1995      $125,000    $69,278            $-0-
                              1994      $125,000    $27,340            $-0-
Wayne R. Wright               1996      $88,595     $23,716            $-0-
                              1995      $78,800     $23,425            $-0-
                              1994      $78,800     $16,050            $-0-

     The above table does not include certain insurance, the use of a car, and other personal benefits, the total value of which does not exceed $50,000 or 10% of such person's cash compensation. As of September 30, 1996, Mr. Pendleton did not hold any stock options, nor is he the beneficiary of any stock appreciation, defined benefit pension or long-term incentive plans.

SHAREHOLDER PROPOSALS

     To be considered for inclusion in the Proxy Statement and for consideration at the Meeting, shareholder proposals must be submitted on a timely basis. Proposals for the 1998 Annual Meeting of Shareholders must be received by the Company no later than September 30, 1997 in order that they be included in the proxy statement and form of proxy relating to that meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

OTHER MATTERS

     The Board of Directors is not aware of any other business which may come before the Meeting. If any other matters should properly come before the Meeting, the persons named on the enclosed proxy card will vote all proxies in accordance with their best judgment on such matters.

ADDITIONAL INFORMATION

     The Company will provide, without charge to any person from whom a proxy is solicited by the Board of Directors, upon written request of such person, a copy of the Company's Annual Report on Form 10-KSB, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested), required to be filed with the Securities and Exchange Commission. Written requests for such information should be directed to: Investor Relations Department, Pen Interconnect, Inc., 2351 South 2300 West, Salt Lake City, Utah 84119.

                                       BY ORDER OF THE BOARD OF
                                       DIRECTORS


                                       /s/ C. Reed Brown
                                       C. Reed Brown
                                       Secretary

January 27, 1997

                        PROXY FOR PEN INTERCONNECT, INC.
                       1997 ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 19, 1997


     The undersigned hereby appoints JAMES S. PENDLETON and WAYNE R. WRIGHT, and either of them, as proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated below, all of the common shares of Pen Interconnect, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Pen Interconnect, Inc. to be held on February 19, 1997, and at any and all adjournments and postponements thereof.

1.   ELECTION OF DIRECTORS

Nominees: James S. Pendleton, Wayne R. Wright, C. Reed Brown, Stephen C. Fryer.

     o FOR all nominees listed above; except as marked to the contrary in accordance with the instruction below (Instruction: To withhold authority to vote FOR any individual nominee strike a line through the nominee's name in the list above.)

     o    WITHHOLD AUTHORITY to vote for all nominees listed above.

2. Proposal to ratify the selection of Grant Thornton LLP as the independent public accountants for Pen Interconnect, Inc. for the fiscal year ending September 30, 1997.

3. In their discretion, on such other matters as may properly come before the Meeting, including the election of any person to any position for which a bona fide nominee is named in the Proxy Statement and such person is unable to serve or for good cause will not serve.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this Proxy will be voted IN FAVOR of all nominees named in proposal 1 and FOR proposal 2.

                     Dated: _________________________, 1997



                           (Signature of Shareholder)

            (Signature of Shareholder if held jointly)



            Exact Name(s) of Shareholder(s)

            PLEASE PRINT

            Please sign exactly as your name appears herein. Where shares are held jointly in names of two or more persons ALL should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized Partner.

Please mark, sign, date and return this Proxy promptly in the enclosed envelope.
       No postage need be affixed if mailed in the United States.